                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /  /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         K-Tron International, Inc.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                         K-Tron International, Inc.
--------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------


* Set forth the amount on which the filing fee is calculated and state how it was determined.

/  / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: _______________________________________________
     2)  Form, Schedule or Registration Statement No.: _________________________
     3)  Filing Party: _________________________________________________________
     4)  Date Filed: _______________________________

                          K-TRON INTERNATIONAL, INC.
                               Routes 55 and 553
                                 P.O. Box 888
                         Pitman, New Jersey 08071-0888


                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 1996

                    ----------------------------------------


To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") will be held on May 10, 1996 at 11:00 a.m., local time, at the Company's principal executive offices at Routes 55 and 553, Pitman, New Jersey for the following purposes:

     (1) To elect two directors to Class III of the Board of Directors, each to serve for a four-year term and until the election and qualification of his successor;

     (2)  To approve the extension of the Company's Employee Stock Purchase
Plan;

     (3) To approve the adoption of the Company's 1996 Equity Compensation Plan; and

     (4) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 15, 1996 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed.

                              By Order of the Board of Directors,



                              Edward B. Cloues, II
                              Secretary



March 29, 1996


     YOUR PROXY VOTE IS IMPORTANT.  ACCORDINGLY, YOU ARE ASKED TO
     COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE
     ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
     STATES.

                                    [LOGO]








                    --------------------------------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 1996

                    --------------------------------------


     This Proxy Statement is being furnished to the shareholders of K-Tron International, Inc. (the "Company") in connection with the Annual Meeting of Shareholders of the Company to be held on May 10, 1996 and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about March 29, 1996.

     Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

     The Annual Report to Shareholders for the fiscal year ended December 30, 1995, including consolidated financial statements and other information with respect to the Company and its subsidiaries, is being mailed to shareholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.


                             VOTING AT THE MEETING

RECORD DATE; VOTE REQUIRED; PROXIES

     Only shareholders of record at the close of business on March 15, 1996 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. As of that date, the Company had outstanding 3,112,635 shares of Common Stock. The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present.
Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

     The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the shareholder signing such Proxy Card. The Proxy Card provides spaces for a shareholder to withhold authority to vote for either nominee for the Board of Directors and to vote for or against or to abstain from voting with respect to the proposals to approve the extension of the Company's Employee Stock Purchase Plan and the adoption of the Company's 1996 Equity Compensation Plan.

     Except for the election of directors, for which a plurality of the votes cast is required, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to extend the Company's Stock Purchase Plan, to adopt the Company's 1996 Equity Compensation Plan or to take action with respect to any other matter that may properly be brought before the Annual Meeting.

     With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions (including failure by brokers to vote shares for which they submitted proxies) may be specified on the proposal to extend the Company's Stock Purchase Plan and to adopt the Company's 1996 Equity Compensation Plan (but not for the election of directors). Abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposals to extend the Company's Stock Purchase Plan and to adopt the Company's 1996 Equity Compensation Plan will have the effect of a negative vote because these proposals require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

     Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors; however, the Company believes that brokers are not entitled to vote such shares with respect to the proposals to extend the Company's Stock Purchase Plan and to adopt the Company's 1996 Equity Compensation Plan.

     If a signed Proxy Card is returned and the shareholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors or its Executive Committee. Execution and return of the enclosed Proxy Card will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 15, 1996 (or as of such other date as may be noted below) with respect to shares of Common Stock of the Company beneficially owned by each person believed by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, by each director of the Company, by each executive officer of the Company who was serving as such on December 30, 1995, by any other person who served as the Company's chief executive officer at any time during fiscal 1995 and by all current directors and executive officers of the Company as a group. Except as indicated below, the Company understands that the shareholders listed in such table have sole voting and investment power with respect to the shares owned by them. The number of shares indicated in the table below includes shares issuable upon the exercise of outstanding stock options held by the persons or the group to the extent that such options are exercisable on or within 60 days after February 15, 1996. In the case of current directors and executive officers, the information below has been provided by them at the request of the Company.

        Name of Individual or Identity of Group             Number of Shares     Percent of Common
        ---------------------------------------             of Common Stock     Stock Outstanding
                                                            ---------------     -----------------
 Estate of Dr. Mario Gallo(1)  . . . . . . . . . . . . .           457,400              14.7
 David L. Babson & Company, Inc.(2)  . . . . . . . . . .           355,600              11.4
 Johannes Wirth(3) . . . . . . . . . . . . . . . . . . .           277,400               8.9
 T. Rowe Price Associates, Inc.(4) . . . . . . . . . . .           200,000               6.4
 Dimensional Fund Advisors Inc.(5) . . . . . . . . . . .           162,400               5.2
 Leo C. Beebe(6)(7)  . . . . . . . . . . . . . . . . . .            61,964               2.0
 Edward B. Cloues, II(6).  . . . . . . . . . . . . . . .            37,000               1.2
 Marcel O. Rohr(8) . . . . . . . . . . . . . . . . . . .            20,478                 *
 Dr. Hans-Jurg Schurmann(6)  . . . . . . . . . . . . . .            18,500                 *
 Robert L. Weinberg(6)(9)  . . . . . . . . . . . . . . .            17,098                 *
 Norman Cohen(6) . . . . . . . . . . . . . . . . . . . .            12,219                 *
 Jean Head Sisco(6)  . . . . . . . . . . . . . . . . . .             9,500                 *
 Richard J. Pinola(6)  . . . . . . . . . . . . . . . . .             7,500                 *
 All current directors and executive officers
 as a group (8 persons)(10)  . . . . . . . . . . . . . .           441,181              13.9

------------------
*    Less than 1%.

(1) As reflected in a Schedule 13G dated January 27, 1982, except that Dr. Gallo is deceased and the Company believes the shares are now held by Dr. Gallo's estate. The most recent address known to the Company for the Estate of Dr. Gallo was c/o Burckhardt, Treuhand & Revisions AG, Postfach, Scheideggstrasse 73, CH-8038, Zurich, Switzerland.

(2) As reflected in a Schedule 13G dated February 12, 1996. According to David L. Babson & Company, Inc. ("Babson"), it (i) is a registered investment adviser under the Investment Advisers Act of 1940, (ii) has the sole power to dispose or to direct the disposition of all of such shares and (iii) has the sole power to vote or direct the vote as to 260,500 shares and shared power to vote or to direct the vote as to 95,100 shares. The principal address of Babson is One Memorial Drive, Cambridge, Massachusetts 02142-1300.

(3) The address of Mr. Wirth is Sonnenbergstrasse 55, CH-8032, Zurich, Switzerland.

(4) As reflected in Amendment No. 2 to Schedule 13G dated February 14, 1996. According to T. Rowe Price Associates, Inc. ("Price Associates"), these shares are all owned by T. Rowe Price Small Cap Value Fund, Inc., a registered investment company, for which Price Associates, a registered investment adviser under the Investment Advisers Act of 1940, serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(5) As reflected in Amendment No. 5 to Schedule 13G dated January 31, 1995. According to Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser under the Investment Advisers Act of 1940, it was deemed to have beneficial ownership of 162,400 shares as of December 31, 1994, all of which shares were held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust company, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has a principal business address at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) Includes with respect to Mr. Beebe 7,000 shares, Mr. Cloues 10,000 shares, Dr. Schurmann 7,500 shares, Mr. Weinberg 11,000 shares, Mr. Cohen 10,000 shares, Mrs. Sisco 7,500 shares and Mr. Pinola 7,500 shares, all of which shares are subject to presently exercisable installments of options.

(7) Includes 54,964 shares as to which Mr. Beebe shares investment and voting power with his wife.

(8) Based on information provided to the Company as of August 21, 1995, includes 20 shares owned of record by Mr. Rohr as custodian for his son. Mr. Rohr disclaims beneficial ownership as to all such shares.

(9) Includes 2,000 shares owned by Mr. Weinberg's wife, as to which Mr. Weinberg disclaims beneficial ownership.

(10) Includes 60,500 shares subject to presently exercisable installments of options.


                         MATTERS CONCERNING DIRECTORS

ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven directors and is classified with respect to terms of office into four classes. Each Class III director elected at the Annual Meeting will serve until the 2000 annual meeting of shareholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal. The terms of office of the Class I, Class II and Class IV directors will expire at the annual meetings to be held in 1998, 1999 and 1997, respectively, upon the election and qualification of their successors.

     The Board of Directors, acting on the recommendation of its Nominating Committee, has nominated Mr. Norman Cohen and Mr. Richard J. Pinola for election as the Class III directors.

     The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Mr. Norman Cohen and Mr. Richard J. Pinola as the Class III directors. In the event that a nominee should become unable to accept nomination or election (a circumstance which the Board of Directors does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board of Directors or its Executive Committee or, in the discretion of the Board or its Executive Committee, the position may be left vacant.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH CLASS III NOMINEE.

     Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

     Class I--Directors with Terms Continuing until 1998

     DR. HANS-JURG SCHURMANN. Dr. Schurmann has been a director since November 1993 and was most recently reelected at the 1994 annual meeting of shareholders. Dr. Schurmann is a senior partner in the law firm of Schurmann, Rausch & Rohrer in Zurich, Switzerland, and has been a partner in that firm since 1979. Dr. Schurmann serves on the boards of numerous European companies, including Instinet AG (Switzerland), Bellaplast Holding AG (Switzerland) and Discorack-NCO AG (Switzerland). Dr. Schurmann is 51 years of age.

     JEAN HEAD SISCO. Mrs. Sisco has been a director since September 1993 and was most recently reelected at the 1994 annual meeting of shareholders. Since 1979, Mrs. Sisco has been a partner in Sisco Associates, a management consulting firm based in Washington, D.C. which specializes in international risk and trade analysis. Mrs. Sisco serves as a director of Textron, Inc., Santa Fe Pacific Gold Corporation, Chiquita Brands International, The Neiman-Marcus Group, Washington Mutual Investors Fund and American Funds Tax-Exempt Series II. She is also a past Chairman of the National
Association of Corporate Directors and was the first woman director of the Metropolitan Washington Board of Trade. Mrs. Sisco is 70 years of age.

     Class II--Director with Term Continuing until 1999

     JOHANNES WIRTH. Mr. Wirth has been a director since May 1978 and was most recently reelected at the 1995 annual meeting of shareholders. Since November 1993, Mr. Wirth has been an employee of Digisens SA, a manufacturer of weighing systems, and from time to time has served as a consultant in measurement technology. Since 1983, he has been an owner and Managing Director of Wirth Gallo Messtechnik AG, a Swiss research firm specializing in weighing and measuring techniques, which ceased active operations in late 1993. Mr. Wirth served as a consultant to the Company from April 1991 through December 1995. (see "Matters Concerning Directors - Other Compensation Arrangements"). Mr. Wirth is 64 years of age.

     Class III--Nominees for Terms Continuing until 2000

     NORMAN COHEN. Mr. Cohen has been a director since 1974 and was most recently reelected at the 1992 annual meeting of shareholders. He was Chairman of the Board of Edward Burton Limited, a clothing manufacturer, from 1986 until 1991, a consultant in the clothing business from 1991 until 1993, and since 1993 has been Chairman and Chief Executive Officer of Creative Contracting Associates, Inc., a clothing manufacturer. Mr. Cohen filed a petition under chapter 7 of the federal Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida in September 1993, and was discharged in January 1994. Mr. Cohen is 69 years of age.

     RICHARD J. PINOLA. Mr. Pinola has been a director since January 1994 when he was appointed by the Board of Directors to fill a Board vacancy. Since January 1994, Mr. Pinola has served as Chairman and Chief Executive Officer of Right Management Consultants, Inc., a publicly-held human resource consulting and career management firm, and from June 1992 through December 1993 he was President and Chief Executive Officer of that company. Prior to joining Right Management Consultants, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company from March 1988 through September 1991 and a consultant from September 1991 until June 1992. Mr. Pinola serves as a director of Right Management Consultants, Inc. He is 50 years of age.

     Class IV--Directors with Terms Continuing until 1997

     LEO C. BEEBE. Mr. Beebe has been a director since June 1976 and Chairman of the Board of Directors and of the Executive Committee since January 1985, and he was most recently reelected as a director at the 1993 annual meeting of shareholders. Mr. Beebe has been the Chief Executive Officer of the Company since June 30, 1995, and he also served as Chief Executive Officer from July 1985 until August 1992. Mr. Beebe was Dean of the School of Business Administration of Glassboro State College, Glassboro, New Jersey from July 1977 to July 1985 and a Professor of Marketing at Glassboro State College from 1972 to July 1985. Prior to that time, he served at Ford Motor Company for 27 years in various capacities in the United States and foreign countries, including as General Marketing Manager of Ford's Lincoln-Mercury Division, Vice President of Marketing and Planning and a director of Ford Motor Company of Canada, and Executive Vice President and General Manager of the Consumer Products Division and a director of Philco Ford Corporation. Mr. Beebe is 78 years of age.

     EDWARD B. CLOUES, II. Mr. Cloues has been a director since July 1985 and was most recently reelected at the 1993 annual meeting of shareholders. He has served as Secretary of the Company since May 1985 and was Vice Chairman of the Board of Directors from August 1988 until November 1994. Mr. Cloues is a senior partner in the law firm of Morgan, Lewis & Bockius LLP, which serves as the Company's general counsel, and has been a partner in that firm since 1979. Mr. Cloues is also a director and Chairman of the Board of AMREP Corporation and a member of the Advisory Board of American Manufacturing Corporation. He is 48 years of age.

COMMITTEES AND MEETINGS

     The Board of Directors has an Executive Committee, an Audit and Finance Committee, a Compensation and Human Resources Committee, a Nominating Committee and a Stock Option Committee. During fiscal year 1995, the Board of Directors held eleven meetings (including two by conference telephone), the Executive Committee held three meetings (all by conference telephone), the Audit and Finance Committee held three meetings, the Stock Option Committee held one meeting and the Compensation and Human Resources Committee and the Nominating Committee did not meet. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during 1995 and of the committee or committees on which he or she served during the year. The Executive Committee is empowered to exercise all powers of the Board of Directors, except action on dividends and certain other matters which cannot by law be delegated by the Board, during the periods between regular Board meetings. The Audit and Finance Committee is responsible for recommending to the Board the firm to be employed by the Company as its independent accountants and auditors, consulting with such firm as to the annual audit and the adequacy of internal controls, reviewing the accounting controls, practices and policies of the Company and reviewing budgets, cash and debt management and financial matters generally. The Compensation and Human Resources Committee recommends to the Board the compensation of the Company's chief executive officer, reviews and takes action on the chief executive officer's recommendations as to the appropriate compensation of the Company's other officers and key personnel, approves the granting of any bonuses to officers, reviews other compensation and personnel development matters generally and recommends to the Board the compensation of non-management directors. The Nominating Committee's duties are to evaluate Board performance and recommend to the Board nominees for election as directors, to recommend to the Board the membership of Board committees and to recommend to the Board a successor to the chief executive officer when a vacancy occurs. The Stock Option Committee is responsible for administering the Company's 1986 Stock Option Plan. The current members of the Executive Committee are Messrs. Beebe (Chairman), Cloues and Cohen; of the Audit and Finance Committee, Messrs. Cloues (Chairman) and Pinola, Dr. Schurmann and Mrs. Sisco; of the Compensation and Human Resources Committee, Messrs. Cohen (Chairman) and Pinola and Mrs. Sisco; of the Nominating Committee, Messrs. Cloues (Chairman) and Wirth; and of the Stock Option Committee, Messrs. Cohen and Pinola and Mrs. Sisco.

STANDARD COMPENSATION ARRANGEMENTS

     Directors who are not employees of the Company receive an annual retainer of $12,500, a $2,000 annual retainer for each membership on any of the Audit and Finance Committee, the Compensation and Human Resources Committee and the Nominating Committee, a $1,000 annual retainer for membership on the Executive Committee, $1,000 for each Board meeting attended and $750 for each Executive Committee meeting attended provided that, in the case of Executive Committee meetings, such meetings either require substantial preparation or last two hours or more. All retainers are paid on a prorated bi-monthly basis. Directors generally do not receive compensation for their participation in telephone meetings or for attendance at other committee meetings.
Non-employee directors are also eligible to receive a bonus in an amount which would be a percentage of each such director's compensation for the year in question and would be determined by the Compensation and Human Resources Committee at the same time that executive bonuses, if any, are determined by that Committee. It is contemplated that any such director bonuses would thus be related to corporate performance on a basis similar to that used by the Compensation and Human Resources Committee to relate senior executive bonuses to corporate performance. No bonuses were paid to non-employee directors for fiscal year 1995. As of March 1, 1995, the Board agreed to forego all retainer fees until otherwise determined by the Board. These retainer fees were resumed as of January 1, 1996. Finally, under the Company's 1988 Non-Employee Directors Stock Option Plan (the "1988 Plan"), each director of the Company who is neither an employee of the Company nor the beneficial owner of 3% or more of its outstanding Common Stock receives, upon the later of the adoption of the 1988 Plan or his or her election as a director, a single non-qualified stock option to purchase 10,000 shares of Common Stock during the ten-year term of the option at an exercise price equal to the fair market value of such stock as of the date of option grant.

OTHER COMPENSATION ARRANGEMENTS

     From April 1991 through December 1995, Mr. Wirth, who is also a principal shareholder of the Company, was retained as a consultant by the Company.
Under this arrangement, he provided technical assistance and advice on such matters as were referred to him by the chief executive officer of the Company. From April 1991 through February 28, 1995, he devoted approximately 1,000 hours per year to such work and was paid an annual consulting fee of 100,000 Swiss francs ("Sfr.") plus Sfr. 10,000 for travel expenses. Effective March 1, 1995, Mr. Wirth's annual consulting fee was reduced to Sfr. 50,000 plus Sfr. 5,000 for travel expenses, with a commensurate reduction in his hourly consulting commitment to approximately 500 hours per year, and at the end of 1995 Mr. Wirth's consulting arrangement with the Company terminated. During 1995, Mr. Wirth received a consulting fee for these services of Sfr. 58,355 plus Sfr. 5,834 for travel expenses (an aggregate of $54,415 at an exchange rate of $.848 per Sfr., which was the average $/Sfr. exchange rate for 1995). Mr. Wirth may continue to provide consulting services to the Company in 1996 if requested by the chief executive officer of the Company's Swiss subsidiary.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

     Article Ninth of the Restated Certificate of Incorporation of the Company provides that no person may be nominated for election as a director by a shareholder at an annual or special meeting unless written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                           APPROVAL OF EXTENSION OF
                          K-TRON INTERNATIONAL, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, there will be presented to the shareholders a proposal to approve the extension of the K-Tron International, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan").

     The Stock Purchase Plan was adopted by the Board of Directors of the Company and approved by the shareholders in 1981. On February 24, 1986, the Board of Directors voted to extend the Stock Purchase Plan until June 30, 1996, which extension was approved by the shareholders on May 2, 1986. On March 8, 1996, the Board of Directors voted to further extend the Stock Purchase Plan until June 30, 2001, subject to shareholder approval.

     The Stock Purchase Plan is designed to encourage eligible employees of the Company and its participating subsidiaries to own stock in the Company by providing such employees with the opportunity to purchase Common Stock through payroll deductions at a discount from market value. The principal terms of the Stock Purchase Plan are described below.

DESCRIPTION OF THE STOCK PURCHASE PLAN

     Shares Subject to the Stock Purchase Plan. Subject to adjustment under the anti-dilution provisions discussed below, 250,000 shares of Common Stock were originally reserved under the Stock Purchase Plan in 1981, and in 1986 the Board increased the number of shares reserved under the Stock Purchase Plan by 250,000 shares to a total of 500,000 shares. Both the adoption of the Stock Purchase Plan in 1981 and the 1986 increase in the number of shares reserved thereunder were approved by the Company's shareholders. As of December 31, 1995, 366,210 shares of Common Stock had been issued under the Stock Purchase Plan, leaving a balance of 133,790 shares available to be issued.

     Plan Administration. The Stock Purchase Plan is administered by an Administrative Committee (the "Administrative Committee") appointed by the Board. The Administrative Committee has the authority and power to administer the Stock Purchase Plan and to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Stock Purchase Plan. The Administrative Committee also adopts and prescribes the contents of all forms used in connection with the administration of the Stock Purchase Plan. The Administrative Committee's interpretations and decisions with respect to the Stock Purchase Plan are final and conclusive. The Administrative Committee is currently comprised of Messrs. Beebe, Weinberg and Alan Sukoneck (the Company's Vice President and Controller). All costs and expenses incurred in connection with the administration of the Stock Purchase Plan are paid by the Company.

     Eligibility. Each employee of the Company and its participating subsidiaries (excluding part-time employees who are employed for less than 20 hours per week or less than five months in any year and employees owning 5% or more of the Company's Common Stock) who has completed at least 12 months of continuous service (exclusive of certain excused absences) is eligible to participate in the Stock Purchase Plan.

All of the Company's material subsidiaries currently participate in the Stock Purchase Plan. As of December 31, 1995, 430 employees were eligible to participate in the Stock Purchase Plan.

     The Stock Purchase Plan provides that an excused absence cannot exceed the greater of 90 days or the period during which the employee has a contractual or statutory right to reemployment.

     Participation by eligible employees in the Stock Purchase Plan is voluntary; an eligible employee who elects to participate in the Stock Purchase Plan must execute a stock purchase agreement in the form approved by the Administrative Committee and thereafter may withdraw at any time, without penalty or loss of benefits, by filing an appropriate notice of withdrawal.

     Stock Purchases. Each participant directs the Company or applicable subsidiary to deduct from 2% to 10% of his or her total compensation (including wages, overtime payments, bonuses and commissions but excluding certain fringe benefits) for the purpose of purchasing Common Stock under the Stock Purchase Plan. The level of this payroll deduction may be decreased by the participant at any time, but such level may not be increased within any six-month purchase period.

     Each participant's payroll deduction is used to fund his or her non-interest bearing stock purchase account under the Stock Purchase Plan. On June 30 and December 31 of each year (an "Exercise Date"), all amounts credited to each participant's stock purchase account as of the preceding tenth business day are automatically used to purchase Common Stock from the Company.

     Limitations on Purchases. Purchases for the account of any participant under the Stock Purchase Plan in any six-month purchase period are limited to the lesser of 5,000 shares or the maximum number of whole shares of Common Stock which can be purchased with the funds in such participant's stock purchase account. In addition, purchases will not be made under the Stock Purchase Plan on behalf of any participant to the extent they will exceed $25,000 in aggregate market value (determined as described below) in any calendar year or will cause the participant to own 5% or more of the Company's Common Stock. Any amounts in the participant's stock purchase account which cannot be applied to purchase stock by reason of any of the foregoing limits remain in such account until they can be applied to purchase Common Stock in a manner consistent with such limits or until withdrawn by the participant.

     In the event that sufficient shares are not available under the Stock Purchase Plan to fill all purchases required as of an Exercise Date, each participant will purchase his or her pro rata amount of the available shares.

     Purchase Price. The purchase price per share of all Common Stock sold to participants under the Stock Purchase Plan is 85% of the market value of the shares as of the first or last date of each six-month purchase period, whichever market value is lower. Under the Stock Purchase Plan, such market value is equal to the closing price (or the average of the closing bid and asked prices) of the Company's Common Stock as reported on the principal market, trading system or exchange (as determined by the Administrative Committee) on which the stock is traded as of the applicable date (or the next preceding date on which a sale took place).

     Termination of Eligibility. If a participant ceases to be an eligible employee under the Stock Purchase Plan for any reason, no further amounts are deducted from his or her compensation and deposited into his or her stock purchase account. The amounts then outstanding in such participant's account are applied on the next Exercise Date for the purchase of Common Stock, with any balance remaining being refunded to the participant, provided that if a participant's continuous service terminates for any reason three months or more prior to the next Exercise Date, the entire amount then outstanding in such participant's stock purchase account is refunded.

     Share Ownership; Issuance of Certificates. The shares purchased by a participant on an Exercise Date are deemed to have been issued at the close of business on such Exercise Date. Prior to that time, a participant does not possess any of the rights or privileges of a shareholder of the Company with respect to such shares. Certificates for all shares of Common Stock purchased under the Stock Purchase Plan are delivered by the Company in the manner determined by the Administrative Committee, but certificates for shares acquired by participants during any plan year must be delivered not later than 120 days following the last day of such year.

     A participant's rights under the Stock Purchase Plan are not transferable, except by will and the laws of descent and distribution.

     Anti-Dilution Provisions. The aggregate number of shares of Common Stock reserved for purchase under the Stock Purchase Plan, and the calculation of the purchase price per share, may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment will be made by the Administrative Committee acting with the consent of, and subject to the approval of, the Board of Directors.

     Effect of Certain Transactions. In the event of the dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, the Stock Purchase Plan shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each participant in his or her stock purchase account will be returned to such participant.

     Amendments. The Board of Directors may, at any time and from time to time, amend the Stock Purchase Plan in any respect, except that no amendment may, without the approval of the shareholders: (a) increase the number of shares reserved for purposes of the Stock Purchase Plan (except pursuant to the anti-dilution provisions described above); (b) reduce the purchase price per share (except pursuant to the anti-dilution provisions described above); or (c) allow any class of persons not included within the definition of eligible employees to participate.

     Expiration and Termination. The Board of Directors has extended the term of the Stock Purchase Plan through June 30, 2001, subject to shareholder approval. The Board has the right to terminate the Stock Purchase Plan at any time prior thereto without prior notice to any participant. Upon the expiration or termination of the Stock Purchase Plan, any balance then credited to a participant's stock purchase account will be refunded to the participant.

     Governing Law. The Stock Purchase Plan is governed by the laws of the State of New Jersey, to the extent not in conflict with or superseded by federal law.

     Federal Income Tax Consequences. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and to comply also with the provisions of Sections 421 and 424 of the Code and the rules and regulations issued thereunder.

     Under the Code as currently in effect, a participant will not be deemed to have received income, nor will the Company be entitled to a deduction, upon the participant's acquisition of Common Stock pursuant to the Stock Purchase Plan. A participant who acquires shares under the Stock Purchase Plan will, however, be taxable as of the earlier of the year in which he or she sells or otherwise disposes of such shares, or the year of the participant's death.

     In the event that a participant sells shares acquired under the Stock Purchase Plan more than two years after the first day (the "Offering Date") of the six-month period in which such shares were acquired, the participant is taxed at ordinary income rates in the year of the sale on the lesser of: (1) the excess of the market value on the applicable Offering Date over the price paid for such shares, or (2) the amount by which the proceeds of the sale exceed the participant's purchase price for such shares. In addition, the participant will have a long-term capital gain or loss equal to the difference, if any, between the proceeds of sale and his or her basis in the shares sold (the purchase price plus any ordinary income realized). The Company will not be entitled to any tax deduction with respect to a sale by a participant after the two-year period referred to above.

     In the event that a participant sells shares within two years of the applicable Offering Date, the participant will be taxed at ordinary income rates in the year of the sale on the amount by which the market value of the shares on the applicable Exercise Date exceeded the purchase price paid by the participant and the Company will be entitled to a corresponding deduction. In addition, the participant will also, generally, be taxable for the capital gain or loss (long-term or short-term depending upon the length of the holding period) equal to the difference between the proceeds of the sale and the participant's basis in the shares sold (the purchase price plus any ordinary income realized).

     New Plan Benefits. It is not possible to determine how many eligible employees will participate in the Stock Purchase Plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Common Stock that will be distributed under the Stock Purchase Plan. However, assuming that each executive officer purchases in 1996 the maximum number of shares of Common Stock which he can purchase under the Stock Purchase Plan and that the aggregate number of shares of Common Stock purchased by all participants, other than the executive officers, under the Stock Purchase Plan in 1996 is equal to two times the number of shares of Common Stock purchased by such group on the December 31, 1995 Exercise Date, then based on a per share price of $6.50 (the closing price of the Company's Common Stock on The Nasdaq Stock Market on March 8, 1996), the benefit of extending the Stock Purchase Plan during 1996 will be as follows:

                Name                   Dollar Value ($)     Number of Shares
                ----                   ----------------     ----------------
 Leo C. Beebe  . . . . . . . . . .          20,000                3,616

 Robert L. Weinberg  . . . . . . .          15,000                2,712

 Executive Group . . . . . . . . .          35,000                6,328

 Non-Executive Officer Employee
 Group . . . . . . . . . . . . . .          79,251               14,331

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE EXTENSION OF THE EMPLOYEE STOCK PURCHASE PLAN TO JUNE 30, 2001.


                    APPROVAL OF K-TRON INTERNATIONAL, INC.
                         1996 EQUITY COMPENSATION PLAN

     At the Annual Meeting, there will also be presented to the shareholders a proposal to approve the adoption of the K-Tron International, Inc. 1996 Equity Compensation Plan (the "Equity Compensation Plan"). On March 8, 1996, the Equity Compensation Plan was adopted by the Board of Directors of the Company, subject to shareholder approval. The Equity Compensation Plan will replace the Company's 1986 Stock Option Plan which expired by its terms on January 5, 1996.

     The Equity Compensation Plan provides for grants of (i) stock options ("Stock Options"), (ii) stock appreciation rights ("SARs") and (iii) restricted stock ("Restricted Stock Grants") to employees of the Company and its subsidiaries (collectively referred to as "Grants"). The Company believes that the Equity Compensation Plan will provide an incentive to the participants to contribute to the long-term growth of the Company, will align the economic interests of the participants with those of the shareholders and will aid the Company and its subsidiaries in attracting and retaining officers and employees of outstanding ability. The principal terms of the Equity Compensation Plan are discussed below.

DESCRIPTION OF THE EQUITY COMPENSATION PLAN

     General. The Equity Compensation Plan authorizes up to 450,000 shares of Common Stock for issuance pursuant to the terms of the Equity Compensation Plan, subject to adjustment in certain circumstances as discussed below. If and to the extent Stock Options granted under the Equity Compensation Plan terminate, expire or are cancelled without being exercised, or if any shares of restricted stock are forfeited, the shares subject to such Stock Options or Restricted Stock Grants will become available again for purposes of the Equity Compensation Plan. No grantee may receive Grants for more than an aggregate of 100,000 shares of Common Stock during any one year period.

     Administration of the Equity Compensation Plan. The Equity Compensation Plan provides that it is to be administered and interpreted by a committee (the "Committee") of two or more two persons appointed by the Board of Directors from among its members, each of whom must be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" as defined by section 162(m) of the Code. Upon its adoption of the Equity Compensation Plan, the Board designated a Committee meeting these tests, consisting of Messrs. Cohen and Pinola and Mrs. Sisco. The Committee has the sole authority to determine
(i) persons to whom Grants may be awarded under the Equity Compensation Plan (the "Grantees"), (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Equity Compensation Plan.

     The Committee also has full power and authority to administer and interpret the Equity Compensation Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Equity Compensation Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.

     Grants. All Grants are subject to the terms and conditions of the Equity Compensation Plan and to those other terms and conditions consistent with the Equity Compensation Plan as the Committee deems appropriate and as are specified in writing by the Committee to the designated Grantee (the "Grant Letter"). The Committee must approve the form and provisions of each Grant Letter. Grants under the Equity Compensation Plan need not be uniform as among other recipients of the same type of Grant.

     Eligibility for Participation. All employees employed by the Company and its subsidiaries (including employees who are officers or members of the Board of Directors) are eligible to participate in the Equity Compensation Plan. As of March 8, 1996, approximately 471 employees were eligible for Grants under the Equity Compensation Plan. The Compensation Committee is authorized to select the persons to receive Grants from among those eligible and to determine the number of shares of Common Stock that is subject to each Grant.


     Stock Options. The Committee may grant Stock Options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code or so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs") or any combination of ISOs and NQSOs.

     The Committee fixes the option price per share at the date of Grant. The option price per share of any NQSO granted under the Equity Compensation Plan may be equal to, greater than or less than the fair market value of an underlying share of Common Stock on the date of grant. The option price per share of any ISO granted under the Equity Compensation Plan may not be less than the fair market value of an underlying share of Common Stock on the date of grant. However, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the option price per share of an ISO must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs granted under the Equity Compensation Plan and any other plan become exercisable for the first time by a Grantee during any calendar year exceeds $100,000, such ISOs, to the extent of such excess, must be treated as NQSOs. Currently, the measure of fair market value of a share of Company Common Stock on a particular date is the closing sale price of a share of Common Stock as reported on the National Market segment of The Nasdaq Stock Market on that date. On March 8, 1996, the closing price of the Company's Common Stock as so reported was $6.50 per share.

     The Committee determines the term of each Stock Option, which may not exceed ten years from the date of grant or, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, five years from the date of grant. The vesting period for Stock Options, if any, will be as determined by the Committee, in its sole discretion, and specified in the Grant Letter. The Committee, in its sole discretion, may accelerate the exercisability of any Stock Option. A Grantee may exercise a Stock Option by delivering notice of exercise to the Committee with accompanying payment of the option price. The Grantee may pay the option price in cash or, with the approval of the Committee, by delivering shares of Company Common Stock owned by the Grantee (including Common Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a fair market value on the date of exercise equal to the option price,
or with a combination of cash and shares of Common Stock.   Payment may be
made through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Grantee must pay, at the time of exercise, the option price and the amount of any federal, state or local withholding tax due in connection with such Stock Option exercise.

     Termination of Stock Options as a Result of Termination of Employment, Disability or Death. If a Grantee ceases to be an employee of the Company or its subsidiaries for any reason other than disability, death or termination for cause, such person's Stock Options will terminate 30 days following the date on which he or she ceases to be an employee. If a Grantee's employment ceases due to a disability within the meaning of Section 22(e)(3) of the Code, the Grantee's Stock Options will terminate one year following the date on which he or she ceases to be an employee. In the event of the death of a Grantee, while providing such service or within 30 days after he or she ceases to be an employee, such Stock Options will terminate one year from the date of death. If a Grantee's service ceases due to termination by the Company for cause (as defined in the Equity Compensation Plan), the Grantee's Stock Options will terminate immediately. However, in each case described above, the Committee may specify a different termination date, but in any event no later than the date of expiration of the option term.

     Restrictions on Transferability of Stock Options. Subject to the exceptions set forth in the following sentence, no Stock Option granted under the Equity Compensation Plan may be transferred, except by will or the laws of descent and distribution. However, (i) an NQSO may be transferred pursuant to a "qualified domestic relations order," within the meaning of the Code or of Title I of the Employee Retirement Income Security Act of 1974, as amended and
(ii) the Committee may provide, in a Grant Letter, that a Grantee may transfer NQSOs to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that the Grantee receives no consideration for the transfer and the Grant Letters relating to the transferred NQSOs continue to be subject to the same terms and conditions that were applicable immediately prior to such transfer.

     Restricted Stock Grants. The Committee may issue shares of Common Stock to a Grantee under a Restricted Stock Grant for consideration or no consideration, at the sole discretion of the Committee. The Grant Letter relating to a Restricted Stock Grant will provide for a period (the "Restriction Period") during which the Grant will remain subject to certain restrictions as determined by the Committee, including restrictions on transferability or restrictions related to performance. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies, except as permitted by the Committee. If a Grantee's employment terminates during the Restriction Period, the Restricted Stock Grant terminates with respect to all shares of Common Stock covered by the Grant as to which the restriction has not lapsed, and those shares of Common Stock will be forfeited by the Grantee. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period in the case of restrictions on transferability and upon the satisfaction of any restrictions in the case of restrictions related to performance. In addition, the Committee may determine as to any Restricted Stock Grant that any or all restrictions will lapse under such other circumstances as it deems appropriate.

     Stock Appreciation Rights. The Committee may grant SARs in tandem with any Stock Option. The exercise price of an SAR will be the greater of (i) the exercise price of the related Stock Option or (ii) the fair market value of a share of Common Stock on the date of grant of the SAR, unless the Committee determines otherwise. When the Grantee exercises an SAR, the Grantee will receive the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the SAR. The Grantee may elect to have such appreciation paid in cash or in shares of Common Stock, subject to Committee approval. To the extent a Grantee exercises an SAR, the related Stock Option shall terminate. Similarly, upon exercise of the related Stock Option, the SAR shall terminate.

     Amendment and Termination of the Equity Compensation Plan. The Board of Directors may amend or terminate the Equity Compensation Plan at any time. Nevertheless, the Board of Directors may not, without obtaining shareholder approval, increase the aggregate number (or individual limit for any single Grantee) of shares of Common Stock that may be issued under the Equity Compensation Plan, modify the requirements as to eligibility for participation in the Equity Compensation Plan or make any change that requires shareholder approval under Rule 16b-3 of the Exchange Act or section 162(m) of the Code.

     The Equity Compensation Plan will terminate on May 9, 2006 unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the shareholders. The Equity Compensation Plan will become effective on May 10, 1996, subject to the approval of the Company's shareholders.

     Amendment and Termination of Outstanding Grants. A termination or amendment of the Equity Compensation Plan that occurs after a Grant is made will not result in the termination or amendment of the Grant unless the Grantee consents; provided, however, that the Committee may revoke any Grant if it is contrary to applicable law, or modify a Grant to bring it into compliance with valid and mandatory government regulation. The termination of the Equity Compensation Plan will not impair the power and authority of the Committee with respect to outstanding Grants.

     Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding by reason of a stock dividend, a recapitalization, a stock split or combination or exchange of shares, a merger, reorganization or consolidation in which the Company is the surviving corporation, a reclassification or change in par value or any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for Grants, the maximum number of shares of Common Stock which any one individual participating in the Equity Compensation Plan may be granted during the term of the Equity Compensation Plan, the number of shares covered by outstanding Grants and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock to preclude the enlargement or dilution of rights and benefits under such Grants.

     Change of Control of the Company. A change of control is defined as (i) a liquidation or dissolution of the Company or the sale (excluding transfers to subsidiaries) of all or substantially all of the Company's assets, (ii) a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets as a result of which any person or group becomes the owner of more than 20% of the Common Stock or the combined voting power of the Company's then outstanding securities, or (iii) a change in Board composition such that during any period of two consecutive years individuals who constitute the Board cease to constitute a majority of the Board, except in certain circumstances.

     In the event of a change of control, unless the Committee determines otherwise with respect to a change of control described in (ii) above where the Company is the surviving corporation, all Stock Options and Restricted Stock Grants shall be fully vested and each Grantee may within a specified period of time, either exercise his or her Stock Options or surrender his or her Stock Options in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Common Stock subject to such options; provided, however, that if cash payment would make the applicable change of control ineligible for pooling of interest accounting or otherwise ineligible for desired tax treatment, the Grantee will receive shares of Common Stock with a fair market value equal to the cash that would otherwise be payable under the Equity Compensation Plan.

     Federal Tax Consequences. There are no federal income tax consequences to Grantees or to the Company upon the grant of an NQSO under the Equity Compensation Plan. Upon the exercise of NQSOs, a Grantee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the option price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by exercise of an NQSO, a Grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares of Common Stock were held) in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO).

     A Grantee of an ISO will not recognize taxable income for purposes of the regular federal income tax upon either the grant or exercise of the ISO. A Grantee who disposes of the shares of Common Stock acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the Grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a Grantee disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Grantee held his or her shares of Common Stock prior to the disposition.

     A Grantee normally will not recognize taxable income upon receiving a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such Common Stock is transferable by the Grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable by the Grantee or no longer subject to a substantial risk of forfeiture, the

Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock subject to the Restricted Stock Grant (less any amount paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A Grantee may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock (less any amount paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the Grantee upon subsequent disposition of the Common Stock will be capital gain or loss (long-term or short-term depending upon the length of time the shares were held). If, after making the election, any Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the Grantee is not entitled to any tax deduction or tax refund.

     A Grantee will not recognize any income upon the grant of an SAR. Upon the exercise of an SAR, a Grantee will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon such exercise, and the Company is entitled to a corresponding deduction, provided the Company complies with the applicable withholding requirements for federal tax purposes.

     Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of Stock Options granted under the Equity Compensation Plan and the value of shares received when shares of Restricted Stock become transferable (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options and SARs, the option or exercise price for which is at or above the fair market value of the underlying shares at the date of grant, and which options or SARs are granted pursuant to a plan that has been approved by shareholders and meets certain requirements. The Equity Compensation Plan must be approved by shareholders to become effective, and it is anticipated that Stock Options and SARs granted thereunder will meet the requirements of "performance-based compensation." Grants of restricted stock generally will not qualify as "performance-based compensation."

     New Plan Benefits. No Grants will be received by or allocated to eligible participants as a result of the adoption of the Equity Compensation Plan by shareholders. Future benefits to be received by or allocated to eligible participants pursuant to the Equity Compensation Plan are not currently determinable. During the term of the Equity Compensation Plan, the Committee may, in its discretion, select Grantees from among the eligible participants and determine the number of shares of Common Stock subject to a particular Grant.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1996 EQUITY COMPENSATION PLAN.


                            EXECUTIVE COMPENSATION

COMPENSATION

     The following table provides information concerning the annual and long-term compensation during fiscal years 1995, 1994 and 1993 of those persons who were at any time during the last completed fiscal year the chief executive officer and who were at December 30, 1995 the other executive officers of the Company, for services rendered by them to the Company and its subsidiaries in all capacities.

                          SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                 Annual Compensation              Compensation(1)
                                      ----------------------------------------    ---------------
                                                                                     Securities
          Name and                                               Other Annual        Underlying           All Other
     Principal Position       Year      Salary       Bonus     Compensation(2)    Options Granted      Compensation(3)
 --------------------------   ----    ----------   --------    ---------------    ---------------      ---------------
 Marcel O. Rohr(4) . . . .    1995     $138,301       $0               0                -0-                $12,788
  Chief Executive Officer     1994     $250,000       $0          $  502(5)            15,000              $19,970
  through June 30, 1995       1993     $250,000       $0          $  671(5)             -0-                $ 8,236

 Leo C. Beebe(6) . . . . .    1995     $ 33,333       $0          $4,866                -0-                $11,081
  Chief Executive Officer     1994     $200,000       $0          $1,956(5)             -0-                $18,163
  since June 30, 1995 and     1993     $200,000       $0          $3,513(5)             -0-                $11,671
  Chairman of the
  Board of Directors

 Robert L. Weinberg  . . .    1995     $129,962       $0          $1,010(5)            8,500               $25,247
  Senior Executive Vice       1994     $135,000       $0          $1,010(5)            7,500               $14,189
  President, Chief            1993     $121,500       $0          $2,046(5)            3,000               $16,564
  Financial
  Officer and Treasurer

  ----------------

  (1) The Company has never made any restricted stock awards and its 1986 Stock Option Plan was its only long-term incentive plan during fiscal years 1995, 1994 and 1993. The 1986 Stock Option Plan expired on January 5, 1996.

  (2) In fiscal years 1995, 1994 and 1993, no executive officer, other than Mr. Beebe with respect to fiscal 1995, received perquisites or other personal benefits, securities or property which exceeded the lesser of $50,000 or 10% of such executive officer's salary and bonus. In fiscal 1995, Mr. Beebe received reimbursement of $1,750 in connection with the preparation of annual tax returns and was paid $3,116 as an automobile allowance.

  (3)     The amounts disclosed in this column include:

          (a) Company contributions under the Company's 401(k) Profit-Sharing and Thrift Plan on behalf of the following executive officers of the
          Company: For fiscal year 1995 - Mr. Rohr $0, Mr. Beebe $2,000 and Mr. Weinberg $7,798. For fiscal year 1994 - Mr. Rohr $9,000, Mr. Beebe $9,000 and Mr. Weinberg $8,100. For fiscal year 1993 - Mr. Rohr $4,497, Mr. Beebe $4,497 and Mr. Weinberg $4,155.

          (b) Company payments for supplemental health insurance on behalf of the following executive officers of the Company: For fiscal year 1995 - Mr. Rohr $5,411, Mr. Beebe $4,384 and Mr. Weinberg $9,846.
          For fiscal year 1994 - Mr. Rohr $9,950, Mr. Beebe $4,675 and Mr. Weinberg $3,839. For fiscal year 1993 - Mr. Rohr $2,719, Mr. Beebe $2,819 and Mr. Weinberg $10,159.

          (c) Company payments of premiums for additional group term life insurance on behalf of the following executive officers of the
          Company: For fiscal year 1995 - Mr. Rohr $510, Mr. Beebe $4,697 and Mr. Weinberg $2,250. For fiscal year 1994 - Mr. Rohr $1,020, Mr. Beebe $4,488 and Mr. Weinberg $2,250. For fiscal year 1993 - Mr. Rohr $1,020, Mr. Beebe $4,355 and Mr. Weinberg $2,250.

          (d) Company payments in fiscal year 1995 of premiums for additional term life insurance on behalf of Mr. Rohr $2,379 and Mr. Weinberg $2,168.

          (e) Company payments in fiscal year 1995 of premiums for additional disability insurance on behalf of Mr. Rohr $4,488 and Mr. Weinberg $3,185.

  (4) Mr. Rohr resigned as President and Chief Executive Officer and also as a director of the Company on June 30, 1995. The table does not reflect payments to the K-Tron Soder Pension Plan on behalf of Mr. Rohr made in accordance with applicable Swiss law.

  (5) Represents amounts reimbursed to executive officer for income taxes incurred with respect to additional group term life insurance purchased on behalf of such executive.

  (6) Mr. Beebe became Chief Executive Officer of the Company on June 30, 1995 when Mr. Rohr resigned as Chief Executive Officer, a position which Mr. Beebe had previously held from July 1985 until August 1992. From August 1992 until June 30, 1995, Mr. Beebe served as the Company's full-time Chairman of the Board of Directors and he continues as its Chairman. While not an executive officer under the Company's By-Laws from August 1992 until June 30, 1995, the Company believes that Mr. Beebe would have been considered an executive officer of the Company under the applicable regulations adopted by the Securities and Exchange Commission. On February 3, 1995, Mr. Beebe assumed active responsibility for the Company's operations other than a German subsidiary which was sold in June 1995, and he voluntarily reduced his salary from $200,000 to $1 per year, effective March 1, 1995. While serving for this nominal salary, Mr. Beebe continued to receive his health and life insurance and other benefits. Effective January 1, 1996, Mr. Beebe's salary was restored to $200,000 per year.

CERTAIN EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

     Messrs. Rohr and Weinberg were employed by the Company during fiscal year 1995 under employment agreements with the Company effective January 1, 1992, as amended (collectively, the "Employment Agreements"). Under these Employment Agreements, Messrs. Rohr and Weinberg are entitled to receive a base salary, which may be increased from time to time by the Board of Directors, and such additional compensation and bonus payments as may be awarded to them by the Board. These base salaries for Messrs. Rohr and Weinberg were $250,000 and $135,000, respectively, as of January 1, 1995. The Company's obligation to pay such base salaries is subject to the Company's right to reduce them in the event reductions are generally being made for other officers of the Company or its subsidiaries holding comparable positions. As of March 1, 1995, the base salaries for Messrs. Rohr and Weinberg were reduced to $225,000 and $121,500, respectively. On June 30, 1995, Mr. Rohr resigned from all of his positions with the Company. As a result of such resignation, the Company's obligations to Mr. Rohr under his Employment Agreement terminated. On July 17, 1995, Mr. Weinberg's base salary was restored to $135,000.

     Each of the Employment Agreements provides or provided that either the Company or the employee may terminate the employment term thereunder, in the case of Mr. Weinberg, upon not less than one year's prior notice and, in the case of Mr. Rohr, upon not less than two years' prior notice. Such employment terms are or were also subject to termination by reason of the employee's death or disability or by the Board of Directors at any time for "cause" as specified in such Employment Agreements. In addition, in the case of the Employment Agreement with Mr. Weinberg, the Company has the right to terminate him at any time without cause by paying him a lump sum amount equal to 100% of his then-annual base salary or, if the previously described one-year notice of termination has already been given by the Company to him, the portion thereof relating to the balance of the employment term.

     The Employment Agreement with Mr. Rohr included provisions relating to a termination of employment upon a change of control. For purposes of this Employment Agreement, a change of control was defined to mean either (i) an acquisition by any person (including affiliates and associates) of beneficial ownership of more than 20% of the Company's outstanding Common Stock (unless the Board of Directors within 30 days after learning thereof determines that this should not be considered a change of control) or (ii) a change in the composition of the Board of Directors during any two-year period such that the directors in office at the beginning of the period no longer constitute a majority of the directors in office (unless the election or nomination of at least two-thirds of the new directors was approved by at least two-thirds of the directors in office at the time of such election or nomination who were directors at the beginning of such period). The Rohr Employment Agreement applied to a termination of employment upon or within two years after a change of control which, if such termination was initiated by the Company, was for any reason other than death, disability or "cause" (as specified in the Employment Agreement) or which, if such termination was initiated by Mr. Rohr, was upon (i) a significant reduction in his authority, duties or responsibilities, (ii) a significant breach by the Company of its obligations under his Employment Agreement, (iii) any removal from or failure to reelect Mr. Rohr to the director and executive officer positions held by him, except in connection with promotion to higher office, (iv) a reduction in Mr. Rohr's base salary, (v) a transfer of Mr. Rohr without his consent to a location which is outside the general metropolitan area in which his principal place of business immediately preceding such transfer was located or which is otherwise an unreasonable commuting distance from his principal residence or (vi) the Company's requirement that Mr. Rohr undertake business travel to an extent that is substantially greater than is reasonable and customary for the position he holds.

     In the event of the termination of employment of Mr. Rohr upon a change of control, his Employment Agreement provided that, subject to certain limitations, the Company would pay him (i) an amount equal to two times his base salary in effect either immediately prior to the termination of employment or immediately prior to the change of control, whichever was higher and (ii) an amount equal to the spread (the excess of market value over exercise price) on any stock options held by him, whether or not such options were exercisable at the date of termination.

     Under the Rohr Employment Agreement, if the employment of Mr. Rohr had been terminated on June 30, 1995 upon or following a change of control, the Company would have been obligated to pay him $450,000.

     In May 1994, the Company and Mr. Rohr entered into an agreement providing for the reimbursement by the Company of certain tax liabilities, if any, incurred by Mr. Rohr upon a future Forced Sale (as hereinafter defined) of 15,839 shares of Company Common Stock acquired by him while a resident of Switzerland (the "Swiss Shares"). The agreement arose out of Mr. Rohr's promotion to Chief Executive Officer of the Company in 1992 and the requirement that Mr. Rohr move from Switzerland to the United States. As a U.S. resident, Mr. Rohr may be subject to certain U.S. federal, state and local income taxes in respect of a sale or other disposition of the Swiss Shares. Had Mr. Rohr remained in Switzerland, he would not have been subject to such taxes. The agreement provided that in the event that the Swiss Shares were sold, transferred, exchanged or otherwise disposed of through a Forced Sale during any taxable year in which Mr. Rohr was employed by the Company at the time of the Forced Sale and was subject to any U.S. federal, state or local income tax with respect to the disposition of the Swiss Shares, the Company would pay Mr. Rohr an amount which would, on an after-tax basis, leave him in the same financial position after payment of all taxes as if such taxes with respect to the aggregate Offshore Gain (as hereinafter defined) had never been imposed. The agreement defined a "Forced Sale" as any transaction with a third party not initiated or caused by Mr. Rohr in his capacity as a shareholder of the Company in which the Swiss Shares were sold, exchanged, transferred, converted or otherwise disposed of in a situation where there would be a change in control of the Company. Examples of a Forced Sale would include a share exchange, merger, consolidation, other transaction having a similar effect or tender offer, in each case where there would be a change in control.
"Offshore Gain" was defined as that amount of capital gain realized by Mr. Rohr which was attributable to that portion of the appreciation of the Swiss Shares, if any, up to an amount which did not exceed the difference between Mr. Rohr's tax basis in such shares for U.S. federal income tax purposes and $13.50 per share (which was approximately the per share price of the Company's Common Stock when Mr. Rohr moved to the United States). Under this agreement, had Mr. Rohr disposed of the Swiss Shares in a Forced Sale on March 1, 1995, the Company would have been obligated to reimburse Mr. Rohr $5,248. As of June 30, 1995, the Company was no longer obligated to reimburse Mr. Rohr under this agreement since he resigned as an employee of the Company on that date.

OPTION GRANTS

     The following table provides additional information concerning grants of stock options during fiscal year 1995 under the Company's 1986 Stock Option Plan, which during that fiscal year was the only stock option plan of the Company under which executive officers could receive stock option grants. No stock appreciation rights have been granted by the Company nor was the grant
of such rights provided for in the Company's 1986 Stock Option Plan.   The
Company's 1986 Stock Option Plan expired on January 5, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   Potential Realizable Value
                                        Percentage of                              at Assumed Annual Rates of
                          Number of     Total Options                               Stock Price Appreciation
                          Securities     Granted to                                            for
                          Underlying    Employees in                                     Option Term (2)(3)
                           Options       Fiscal Year   Exercise Price  Expiration   -------------------------
          Name            Granted(1)        1995         (per share)      Date            5%         10%
 ---------------------    ----------      --------       -----------   ----------         --         ---

 Marcel O. Rohr  . . .       -0-             -0-             -0-           -0-             $0         $0

 Leo C. Beebe  . . . .       -0-             -0-             -0-           -0-             $0         $0

 Robert L. Weinberg  .      8,500           11.6%           $6.25       7/15/2005        $33,410    $84,668

----------------

 (1) Under the Company's 1986 Stock Option Plan, the Board of Directors retained discretion, subject to plan limits, to alter, amend, discontinue or terminate the plan, provided that no such action may adversely affect previously granted options.

 (2) The potential realizable values shown in these columns illustrate the results of hypothetical annual rates of appreciation compounded annually from the date of grant until the end of the option term, assuming an initial investment equal to the aggregate exercise price shown for the option grant. These amounts are reported net of the option exercise price (which may be paid by delivery of already-owned shares of Common Stock), but before any taxes associated with the exercise or subsequent sale of the underlying stock.

 (3) The dollar amounts in these columns are based on the hypothetical annual rates of appreciation noted and are therefore not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. Alternative formulas for determining potential realizable value have not been utilized because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. There can be no assurance that the dollar amounts reflected in these columns will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions, as well as the executive officer's continued employment through the vesting period.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information concerning unexercised stock options granted in fiscal year 1995 and prior years under the Company's 1986 Stock Option Plan. None of the executive officers exercised any stock options during fiscal year 1995. No stock appreciation rights have been granted by the Company nor was the grant of such rights provided for in the Company's 1986 Stock Option Plan.

                         FISCAL YEAR-END OPTION VALUES

                                               Number of Securities           Value of Unexercised
                                              Underlying Unexercised         In-the-Money Options at
                                           Options at December 30, 1995       December 30, 1995(1)
                                           -----------------------------   ---------------------------
                  Name                      Exercisable  Unexercisable     Exercisable  Unexercisable
 --------------------------------------    ------------  ---------------   -----------  --------------
 Marcel O. Rohr  . . . . . . . . . . .          -0-             -0-            $0              $0

 Leo C. Beebe  . . . . . . . . . . . .         7,000            -0-            $0              $0

 Robert L. Weinberg  . . . . . . . . .        11,000           16,000          $0              $0

----------------

 (1) Based on the closing price of the Company's Common Stock as reported on the National Market segment of The Nasdaq Stock Market on December 29, 1995 ($6.25), net of the option exercise price.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 23 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


                          REPORT OF THE COMPENSATION
                         AND HUMAN RESOURCES COMMITTEE

     As members of the Compensation and Human Resources Committee (the "Compensation Committee"), it is our duty to review the compensation of all executive officers of the Company, to recommend to the Board the base salary of the Company's chief executive officer, to approve the base salaries of all other executive officers and to approve all bonuses and other compensation granted to executive officers. These duties and the other responsibilities of the Compensation Committee are more fully described on page 6 of this Proxy Statement under the caption "Matters Concerning Directors - Committees and Meetings." In fulfilling these duties and responsibilities, it is the Compensation Committee's goal to have a policy that will enable the Company to attract, retain and reward executive officers who contribute to both its short-term and long-term success.

     The Company's compensation policy for executives is to pay competitively and to be fair in the administration of pay. This is the same policy applicable to all employees of the Company. The Company seeks to balance the compensation paid to a particular individual with the compensation paid to other executives holding comparable positions both inside the Company and at other similar companies. Prior to 1996, an informal bonus program was used to align the total annual compensation of executives with Company performance, individual performance and the achievement of financial and other business objectives, and the payment of bonuses was entirely at the discretion of the Compensation Committee. No bonuses were paid to executive officers for fiscal years 1995 or 1994. In January 1996, the Compensation Committee recommended and the Board of Directors approved, subject in the case of European employees to the approval of the Board of Directors of K-Tron (Switzerland) Ltd., an employee incentive compensation plan for 1996. As part of this plan, approximately 30 corporate executives, including the Company's executive officers, will share up to 10% of 1996 pre-tax profits if the Company achieves its budget for the year. It is anticipated that if this happens, individual payments to such executives would range from 15% to 50% of their base salaries. With respect to salaries, bonuses and other compensation, the decisions of the Compensation Committee are subjective and are not based on any list of specific criteria.

     We believe that the compensation received by each of the executive officers for 1995 was reasonable in view of their contributions to the Company in 1995.

     The Company's former President and Chief Executive Officer, Marcel Rohr, had a 1995 base salary of $250,000, which was unchanged from 1994. Mr. Rohr's salary was reduced by 10% to $225,000 on March 1, 1995, which was part of a general executive salary reduction in response to the Company's poor performance in the fourth quarter of 1994. Salaries of other executive officers were similarly reduced. Mr. Beebe, the Company's full-time Chairman who replaced Mr. Rohr as Chief Executive Officer on June 30, 1995, voluntarily reduced his salary from $200,000 to $1 per year, effective March 1, 1995.
This salary was restored on a prospective basis, effective January 1, 1996.

     The Company also had a stock option plan in 1995 which was administered by a committee selected by the Board. The members of the Compensation Committee served as the members of the Stock Option Committee at the time all stock option grants were made in 1995. The purpose of stock option grants is to provide an additional incentive to key employees to work to maximize shareholder value, and vesting periods are utilized to encourage such employees to remain with the Company. During 1995, stock options were granted by the Stock Option Committee to one executive officer, Mr. Weinberg (8,500 shares). During 1995, the Company did not use restricted stock or stock appreciation rights as a compensation vehicle, nor did it have any long-term incentive compensation plans. Stock option grants are entirely at the discretion of the Stock Option Committee, including their timing, the recipients thereof and the number of shares underlying any particular grant. The Company's stock option plan expired on January 5, 1996, and a new 1996 Equity Compensation Plan has been approved by the Board of Directors, subject to shareholder approval at the 1996 annual meeting of shareholders. This new plan provides for grants of stock options, stock appreciation rights and restricted shares and is explained in detail on pages 11 through 16 of this Proxy Statement under the caption "Approval of K-Tron International, Inc. 1996 Equity Compensation Plan."

     Payments during 1995 to the Company's executives as discussed above were made with regard to the provisions of section 162(m) of the Code. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is the Committee's intention that no compensation will be limited as to its deductibility under Section 162(m).


                                    COMPENSATION AND HUMAN RESOURCES COMMITTEE

                                    Norman Cohen, Chairman
                                    Richard J. Pinola
                                    Jean Head Sisco

March 8, 1996

                               PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for the past five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones Factory Equipment Industry Group, described more fully below (the "Factory Equipment Group"). Dividend reinvestment has been assumed and, with respect to companies in the Factory Equipment Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization.








                              [PERFORMANCE GRAPH]







           INDEX             FY END        FY END      FY END     FY END      FY END      FY END
                              1990          1991        1992       1993        1994        1995
     K-Tron International     $100         $110.34     $175.86    $141.38     $148.28     $ 86.21

     S&P 500 Index            $100         $130.48     $140.46    $154.62     $156.66     $215.54

     Factory Equipment        $100         $126.58     $141.93    $161.54     $149.44     $178.77

         The Dow Jones Factory Equipment Industry Group is not a "published industry or line-of-business index" as that term is defined by SEC regulations. Accordingly, the Factory Equipment Group is considered a "peer index" and the identity of the issuers used in the index is as follows:
Acme-Cleveland Corp., Acuity Imaging Inc., American Vanguard Corporation, Baldwin Technology Inc. Class A, Bethlehem Corp., Binks Manufacturing Co., Brown & Sharpe Manufacturing Co., C.E.C. Industries Corp., Calnetics Corp., Chicago Rivet & Machine Co., Cincinnati Milacron Inc., Data Measurement Corp., Denovo Corp., Devlieg-Bullard Inc., Exx Inc. Class A, Exx Inc. Class B, Farrel Corp., Flow International Corp., Gardner Denver Machinery, Inc., Giddings & Lewis, Inc., Gleason Corporation, Gorman-Rupp Co., Hirsch International Corp. Class A, Hurco Companies Inc., IMO Industries Inc., Impact Systems, Inc., Innovex Inc., Interlake Corporation, K-Tron

International, Inc., Katy Industries, Inc., Key Technology Inc., Keystone International Inc., Kulicke & Soffa Industries, Inc., Lynch Corp., McClain Industries, Inc., Medical Tech Systems, Inc., Met-Coil Systems Corp., Mid-West Spring Manufacturing Co., Middleby Corporation, Monarch Machine Tool Co., Moore Products Co., Paul Mueller Co., Nordson Corp., Noxso Corp., Oilgear Co., Orbotech Limited., Quipp Inc., Regal-Beloit Corporation, Safetytek Corp., Salem Corporation, Secom General Corp., Selas Corporation of America, Shelter Components Corp., S I Handling Systems, Inc., Speizman Industries Inc., L.S. Starrett Co., Summa Industries Inc., Tapistron International, Inc., Taylor Devices, Inc., Thermo Terratech, Inc., Twin Disc Inc., Unit Instruments Inc.
(CA), Utilix Corporation, Wedco Technology Inc. and Weldotron Corp.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From April 1991 through December 1995, Johannes Wirth, a director and principal shareholder of the Company, was retained as a consultant by the Company. See "Matters Concerning Directors -- Other Compensation
Arrangements."


                        INDEPENDENT PUBLIC ACCOUNTANTS

     On July 29, 1994, the Board of Directors of the Company appointed the accounting firm of Arthur Andersen LLP as the Company's independent public accountants and auditors. Arthur Andersen LLP has been selected to continue in such capacity for the current year. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

     On July 29, 1994, the Company dismissed Deloitte & Touche LLP as the Company's independent public accountants and auditors, a capacity in which that firm had served for many years. The decision to change the Company's accountants and auditors was recommended by the Audit and Finance Committee of the Board of Directors and approved by the full Board.

     At its meeting on May 12, 1994, the Board of Directors determined that it would be appropriate to investigate whether the normal auditing and tax services required by the Company could be obtained on a more cost effective basis by means of a fixed fee arrangement for a three-year period. Accordingly, the Board directed management to solicit requests for proposals from several major accounting firms, including Deloitte & Touche LLP, for audit and tax services. Management did so and then gave careful consideration to proposals received from five major accounting firms. After discussions with management and a meeting with representatives of Arthur Andersen LLP, the Audit and Finance Committee recommended to the Board of Directors that the Board appoint Arthur Andersen LLP to serve as the Company's independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for 1994. On July 29, 1994, the Board of Directors made such appointment.

     During the fiscal year ended January 1, 1994 and the subsequent period through July 29, 1994, the date on which Deloitte & Touche LLP was dismissed as the Company's independent public accountants and auditors, there were no disagreements between the Company and Deloitte & Touche LLP on any matter relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused them to make reference in connection with their reports to the subject matter of the disagreement. In addition, Deloitte & Touche LLP's reports on the Company's financial statements for the fiscal year ended January 1, 1994 contained no adverse opinions or disclaimers of opinion nor were such reports qualified as to uncertainty, audit scope or accounting principles. As discussed in Note 2 to the consolidated financial statements previously filed by the Company with its Annual Report on Form 10-K for the fiscal year ended January 1, 1994, in the fiscal year ended January 1, 1994, the Company changed its method of accounting for certain costs of inventory and for income taxes.

     With respect to Item 304(a)(v)(A) of Regulation S-K, by letter dated March 11, 1994, Deloitte & Touche LLP advised the Company of a material weakness in its internal control structure. In response, the Company has taken corrective actions.


                  SHAREHOLDER PROPOSALS--1997 ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have presented at the 1997 annual meeting of shareholders (which is expected to be held on or about May 9, 1997) concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than November 30, 1996.

                                 OTHER MATTERS

     Section 16(a) of the Exchange Act requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Such directors, officers and more than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all fiscal year 1995 Section 16(a) filing requirements applicable to its directors, officers and more than ten percent shareholders were complied with; however, in fiscal year 1994 Mr. Cohen failed and to file timely a Form 4 for the month of October 1994 in connection with a sale of the Company's Common Stock. In addition, while an annual statement on Form 5 under Section 16(a) is not required to be filed if there are no previously unreported transactions or holdings to report, nevertheless the Company is obligated to disclose the names of directors, covered officers and more than ten percent shareholders who did not file an annual statement on Form 5 unless the Company received a written statement that no such filing was required. As of March 25, 1996, the Company had not received either an annual statement on Form 5 for fiscal year 1995 or such a written statement from the Estate of Dr. Mario Gallo, a more than ten percent shareholder.

     The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with their judgment.

                                         By Order of the Board of Directors,



                                         Edward B. Cloues, II
                                         Secretary
March 29, 1996

                          K-TRON INTERNATIONAL, INC.
                         1996 EQUITY COMPENSATION PLAN


     The purpose of the K-Tron International, Inc. 1996 Equity Compensation Plan (the "Plan") is to provide designated officers (including officers who are also directors) and other employees of K-Tron International, Inc. (the "Company") and its subsidiaries with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The Company believes that the Plan will provide an incentive to the participants to contribute materially to the long-term growth of the Company, will align the economic interests of the participants with those of the Company's shareholders and will aid the Company and its subsidiaries in attracting and retaining officers and employees of outstanding ability.

1.   Administration

     The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Company's Board of Directors (the "Board"), all of whom shall be "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.

     The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

     The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.   Grants

     Incentives under the Plan shall consist of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.   Shares Subject to the Plan

     (a) Subject to the adjustments specified in Section 3(b), the aggregate number of shares of common stock of the Company (the "Company Stock") that may be issued or transferred under the Plan is 450,000 shares, in the aggregate. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any single employee during any one year period shall be 100,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

     (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, (ii) recapitalization,
(iii) stock split, combination or exchange of shares, (iv) merger, reorganization or consolidation in which the Company is the surviving corporation, (v) reclassification or change in par value or (vi) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without in any of such cases the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock which any one individual participating in the Plan may be granted during the term of the Plan, the number of shares covered by outstanding Grants and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with Section 422 of the Code.

4.   Eligibility for Participation

     All employees employed by the Company and its subsidiaries ("Employees") (including Employees who are officers or members of the Board) shall be eligible to participate in the Plan. The Committee shall select the Employees to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. (Employees who receive Grants under this Plan shall hereinafter be referred to as "Grantees".) The term "Company" as used hereafter when referring to Employees shall include the Company's subsidiaries.

     Nothing contained in this Plan shall be construed to limit the right of the Company to make Grants in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose.

5.   Granting of Options

     (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options.

     (b) Type of Option and Price. The Committee may grant options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code or options which are not intended so to qualify ("Nonqualified Stock Options") (hereinafter collectively the "Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.

     The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined in the next paragraph) of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of such Stock on the date such Stock Option is granted.

     If the Company Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of The Nasdaq Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten (10) years from the date of grant.

     (d) Vesting and Exercisability of Options. Stock Options shall become vested and exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion and as specified in the Grant Letter. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options shall vest upon a Change of Control (as defined in Section 9) in accordance with the provisions of Section 10, unless, in cases not covered by Section 10(f), the Committee in its sole discretion determines not to accelerate such Stock Options upon a Change of Control. The Committee may make such determination prior to the Change of Control or, if the Committee making such determination following a Change of Control is comprised of the same members as served on the Committee immediately prior to such Change of Control, within five (5) days following such Change of Control.

     (e) Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a written notice of exercise to the Committee with accompanying payment of the option price in accordance with Subsection (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited.

     (f)  Termination of Employment, Disability or Death.

          (1) In the event that a Grantee ceases to be an employee of the Company for any reason other than "disability", death, or "termination for cause", any Stock Option which is otherwise vested and exercisable by the Grantee shall terminate unless exercised within thirty (30) days of the date on which the Grantee ceases to be an employee of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. Any of the Grantee's Stock Options which are not otherwise vested and exercisable as of the date on which the Grantee ceases to be an employee of the Company shall terminate as of such date.

          (2) In the event that a Grantee ceases to be an employee of the Company on account of a "termination for cause" by the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to be an employee of the Company.

          (3) In the event that a Grantee ceases to be an employee of the Company because the Grantee is "disabled", any Stock Option which is otherwise vested and exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an employee of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. Any of the Grantee's Stock Options which are not otherwise vested and exercisable as of the date on which the Grantee ceases to be an employee shall terminate as of such date.

          (4) In the event of the death of a Grantee while the Grantee is an employee of the Company or within not more than 30 days of the date on which the Grantee ceases to be an employee of the Company on account of a termination of employment specified in Section 5(f)(1) of the Plan (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise vested and exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an employee of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. Any of the Grantee's Stock Options which are not otherwise vested and exercisable as of the date on which the Grantee ceases to be an employee shall terminate as of such date.

          (5) For purposes of this Section 5(f), the following terms shall be defined as follows: (A) "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code and (B) "termination for cause" shall mean, except to the extent otherwise provided in a Grantee's Grant Letter, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive the same. In such event, in addition to the immediate termination of the Stock Option, the Grantee shall automatically forfeit all option shares for any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates upon refund by the Company of the option price paid by the Grantee for such option shares.

     (g) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or (iii) through any combination of (i) and (ii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

     (h) Rule 16b-3 Restrictions. Unless a Grantee who is an "insider," as defined under Section 16 of the Exchange Act, could otherwise transfer Company Stock issued pursuant to a Stock Option without incurring liability under
Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option by such a Grantee to the date of disposition of the Company Stock issued upon exercise of such option.

     (i) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent of the Company, unless the option price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

6.   Restricted Stock Grants

     The Committee may issue or transfer shares of Company Stock to an Employee under a Grant (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:

     (a) General Requirements. Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for consideration or for no consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

     (b) Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

     (c) Requirement of Employment. If a Grantee's employment terminates during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

     (d) Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 8. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the share certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

     (e) Right to Vote and to Receive Cash Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any regular cash dividends paid on such shares.

     (f) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All outstanding Restricted Stock Grants shall vest upon a Change of Control, unless the Committee determines otherwise.

7.   Stock Appreciation Rights

     (a) The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

     (b) The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the difference between the base price of the SAR as described in Subsection
(a) and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

     (d) At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     (e) An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company subject to Section 16 of the Exchange Act, in whole or in part, except in accordance with Rule 16b-3 under the Exchange Act.

8.   Transferability of Grants

     Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder . When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and
distribution.   Notwithstanding the foregoing, the Committee may provide, in a
Grant Letter, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Grantee receives no consideration for a Family Transfer and the Grant Letters relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.

9.   Change of Control of the Company

     As used herein, a "Change of Control" shall be deemed to have occurred if:

          (a) A liquidation or dissolution of the Company or the sale (excluding transfers to subsidiaries) of all or substantially all of the Company's assets occurs;

          (b) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the common stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (c) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of at least two-thirds of the directors who were not directors at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or who, in connection with their election or nomination, received the foregoing two-thirds approval.

10.  Consequences of a Change of Control

     (a)  Notice.  Unless the Committee determines otherwise:

          (i) If a Change of Control described in Section 9(a) or (b) will occur, then, not later than ten (10) days after the approval by the shareholders of the Company (or approval by the Board, if shareholder action is not required) of such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of such proposed Change of Control.

          (ii) If a Change of Control described in Section 9(b) may occur without approval by the shareholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 9(c) occurs, then, not later than ten (10) days after such Change of Control becomes known to the Company, the Company shall give each Optionee with any outstanding Stock Options written notice of the Change of Control.

     (b) Election Period. In connection with the Change of Control and effective only upon such Change of Control, unless the Committee determines to have an earlier effective date, each Grantee shall thereupon have the right, within twenty (20) days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options (whether the right to exercise such Stock Options has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change of Control).

     (c) Election Right. During the Election Period, unless the Committee determines otherwise, each Grantee shall have the right to elect:

          (i) To exercise in full any installments of such Stock Options not previously exercised, or

          (ii) To surrender all or part of such outstanding Stock Options, in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the excess over the purchase price of the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Stock Options; provided, however, that in the case of a Stock Option held by a Grantee who is subject to Section 16(b) of the Exchange Act, any such surrender or payment shall be made on such date as the Committee shall determine consistent with Rule 16b-3 under the Exchange Act.

     (d) Termination of Stock Options. If a Grantee does not make a timely election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee's Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Option occurs under circumstances which are not deemed a modification of the Option within the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

     (e)  Accounting and Tax Limitations.

          (i) Notwithstanding the foregoing, if the right described in Subsection (c)(ii) would make the applicable Change of Control ineligible for pooling of interest accounting treatment under APB No. 16 or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c)(ii) in substitution for the cash.

          (ii) Notwithstanding the foregoing, if the termination of the Stock Options described in Subsection (d) would make the applicable Change of Control ineligible for pooling of interest accounting treatment under APB No. 16 and, but for such provision, the Change of Control would otherwise qualify for such treatment, each affected Grantee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

     (f)  Other Limitations.  Notwithstanding any other provision of this
Section 10, if a Change of Control described in Section 9(a) will occur, or if a Change of Control described in Section 9(b) will occur and the Company will not be the surviving corporation, then the Committee notice required by Subsection (a) shall be mandatory and the Grantee shall have the right to make the election called for in Subsection (c), subject to the provisions of Subsections (d) and (e) and further subject to the Committee's right to permit only the election under Subsection (c)(i).

11.  Amendment and Termination of the Plan

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board shall not amend the Plan without shareholder approval if such approval is required by Rule 16b-3 under the Exchange Act or Section 162(m) of the Code.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

12.  Funding of the Plan

     The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

13.  Rights of Participants

     Nothing in the Plan shall entitle any Employee or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

14.  No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.  Withholding of Taxes

     The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an officer or other employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.

16.  Requirements for Issuance of Shares

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

17.  Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control. References herein to a Section or a Subsection are references to Sections or Subsections of the Plan unless otherwise noted.

18.  Effective Date of the Plan

     Subject to the approval of the Company's shareholders, this Plan shall be effective on May 10, 1996.

19.  Miscellaneous

     (a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Subsection.

     (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New Jersey.

                                                     Amended February 24, 1986
                                                         Amended March 8, 1996




                          K-TRON INTERNATIONAL, INC.
                         EMPLOYEE STOCK PURCHASE PLAN


                                  ARTICLE I.

                                 INTRODUCTION

          Sec. 1.01  Statement of Purpose.   The purpose of the K-Tron
International, Inc. Amended and Restated Employee Stock Purchase Plan is to provide eligible employees of K-Tron International, Inc. (the Company) who wish to become shareholders an opportunity to purchase common stock of the Company. The Board of Directors of the Company believes that employee participation in ownership will be to the mutual benefit of both the employees and the Company.

          Sec. 1.02 Internal Revenue Code Considerations. This Plan is intended to quality as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1954, as amended.


                                  ARTICLE II.

                                  DEFINITIONS

          Sec. 2.01 "Administrative Committee" shall mean the committee appointed by the Board of Directors to administer this Plan, as provided in
Section 6.03 hereof.

          Sec. 2.02 "Board of Directors" shall mean the Board of Directors of the Company.

          Sec. 2.03 "Company" shall mean K-Tron International, Inc., a New Jersey corporation.

          Sec. 2.04 "Compensation" shall mean the total remuneration paid, during the period of reference, to an Employee by Employer, including regular salary or wages, overtime payments, bonuses and commissions, but excluding expense reimbursements of all types, payments in lieu of expenses, Employer contributions to any qualified retirement plan or other program of deferred compensation, Employer contributions to Social Security, the costs paid by Employer in connection with fringe benefits (whether or not the Employee could have elected to receive cash in lieu of such benefits), and any amounts accrued for the benefit of Employee but not paid during the period of reference.

          Sec. 2.05 "Continuous Service" shall mean the period of time, immediately preceding the Offering Date of reference, during which the Employee has been employed by Employer and during which there has been no interruption of Employee's employment by Employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service.

          Sec. 2.06  "Effective Date" shall mean July 1, 1981.

          Sec. 2.07 "Eligible Employee" shall mean each person who, on an Offering Date, meets all of the following requirements:

               (a)  He/she is an Employee of Employer;

               (b) He/she has completed at least twelve (12) months of Continuous Service; and

               (c) He/she is not deemed for purposes of Section 423(b)(3) of the Internal Revenue Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock of the Company or his/her Employer.

          Sec. 2.08 "Employee" shall mean each person employed by Employer whose customary employment is for more than twenty (20) hours per week and for more than five (5) months per year.

          Sec. 2.09 "Employer" shall mean the Company and each subsidiary of Company designated by the Board of Directors as an Employer under the Plan. A "subsidiary" of the Company shall be any corporation in which the Company holds, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock of such subsidiary, as described in Section 425(f) of the Internal Revenue Code.

          Sec. 2.10 "Excused Absence" shall mean absence pursuant to a leave of absence granted by the Company or any other entity constituting Employer, absence due to disability or illness, or absence by reason of a layoff. An Excused Absence shall not exceed the greater of (a) ninety (90) days, or (b) the period during which, an Employee on such Excused Absence has a contractual or statutory right to reemployment (the greater of (a) or (b) being the "Excused Period"). Any absence shall cease to be an Excused Absence upon the earlier of (a) the last day of the Excused Period, or (1)) the last day of the calendar month in which the leave expires by its terms, the layoff ends by recall or permanent separation from service, or recovery from illness or disability occurs.

          Sec. 2.11 "Exercise Date" shall mean the last day of each Purchase Period.

          Sec. 2.12 "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1954, as the same is presently constituted and as it may hereafter be amended, and successor statutes of similar purpose.

          Sec. 2.13 "Market Value" shall mean the closing price (or the average of the closing bid and asked prices) of the Stock as reported on the principal market, trading system or exchange on which the Stock is traded (as determined by the Administrative Committee) as of the date of reference. If there is no such price reported for the date of reference, "Market Value" shall mean the "Market Value," computed as aforesaid, as of the date next preceding the date of reference on which such price is reported. If the Stock is not publicly-traded, the "Market Value" shall mean the fair market value of the Stock determined by the Administrative Committee, whose determination shall be final and binding, subject to the approval of the Board of Directors.

          Sec. 2.14 "Offering" shall mean the offering of shares of Stock under this Plan,.

          Sec. 2.15 "Offering Date" shall mean the first business day of January and the first business day of July of each Plan Year, commencing with July 1981.

          Sec. 2.16 "Participant" shall mean each Employee who elects to participate in this Plan.

          Sec. 2.17 "Plan" shall mean the K-Tron International, Inc. Amended and Restated Employee Stock Purchase Plan, as the same is set forth herein and as the same may hereafter be amended.

          Sec. 2.18  "Plan Year" shall mean the calendar year.

          Sec. 2.19 "Purchase Agreement" shall mean the document prescribed by the Administrative Committee pursuant to which an Eligible Employee has enrolled to be a Participant in this Plan.

          Sec. 2.20 "Purchase Period" shall mean the period beginning on an Offering Date and ending on the last business day of the fifth calendar month following the calendar month in which such Offering Date occurred.

          Sec. 2.21 "Stock" shall mean the common stock of the Company. Such Stock may be authorized but previously unissued shares or shares reacquired and held by the Company as treasury shares.

          Sec. 2.22 "Stock Purchase Account" shall mean with respect to any Employee a non-interest bearing account consisting of all amounts withheld from such Employee's Compensation (or otherwise paid into the Plan) for the purpose of purchasing shares of Stock under this Plan, reduced by all amounts applied to the purchase of Stock under this Plan.


                                 ARTICLE III.

                          ADMISSION TO PARTICIPATION

          Sec. 3.01 Initial Participation. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Administrative Committee a Purchase Agreement on forms provided by the Administrative Committee. The effective date of an Eligible Employee's participation shall be the Offering Date coincident with or next following the date on which the Administrative Committee receives from the Eligible Employee a properly executed Purchase Agreement.

          Sec. 3.02 Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by filing a notice of withdrawal with the Administrative Committee prior to an Exercise Date. Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to his/her credit in his/her Stock Purchase Account. Amounts paid to a Participant or former Participant pursuant to this Section 3.02 shall not be eligible for redeposit in the Participant's Stock Purchase Account in the event of the person's readmission to participation.

          Sec. 3.03 Involuntary Withdrawal; Termination of Eligible Employee Status. If a Participant's Continuous Service terminates for any reason, or if a Participant ceases to be an Eligible Employee, no further amounts shall be deducted from such Participant's compensation and deposited into his/her Stock Purchase Account and the entire amount standing to the Participant's credit in his/her Stock Purchase Account on the effective date of such occurrence shall be used to purchase whole shares of Stock under this Plan as of the next succeeding Exercise Date, and any balance thereafter remaining to his/her credit in his/her Stock Purchase Account shall be refunded to him/her. Notwithstanding the foregoing, if a Participant's Continuous Service is terminated for any reason three (3) months or more prior to the next succeeding Exercise Date, the entire amount, if any, standing to his/her credit in that Stock Purchase Account shall be refunded to him/her.

          Sec. 3.04 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by interruption of Continuous Service or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Administrative Committee a new

Purchase Agreement on forms provided by the Administrative Committee. Reinstatement to Participant status shall be effective as of the Offering Date coincident with or next following the date on which the Administrative Committee receives from the Eligible Employee the Properly executed Purchase Agreement.


                                  ARTICLE IV.

                                STOCK PURCHASE

          Sec. 4.01 Reservation of Shares. There shall be 500,000 shares of Stock reserved for the Plan, subject to adjustment in accordance with the anti-dilution provisions hereinafter set forth. Except as provided in Section
5.02 hereof, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

          Sec. 4.02 Limitation on Shares Available. Subject to the limitations described in Sections 4.04 (a) and (b), the maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the lowest of (a) the number of whole shares of Stock that can be purchased by applying the full balance of his/her Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined), (b) the Participant's proportionate part of the maximum number of shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for this Plan, as stated in Section 4.01 hereof, or (c) 5,000 shares. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would, upon such purchase, be deemed for the purposes of Section 423(b)(3) of the Internal Revenue Code to own stock (including any number of shares that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares that such person shall be entitled to purchase pursuant to this Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder), is one less than such five percent (5%). Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation, or by reason of the fact that no fractional shares are purchased or issued under this Plan, shall remain in the Participant's Stock Purchase Account for application to purchase of Stock on the next Offering Date (unless withdrawn before that Offering Date).

          Sec. 4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any Offering shall be eighty-five percent (85%) of the Market Value of such share on the Offering Date on which such Offering commences or on the

Exercise Date on which such Offering expires, whichever is the lower. If the Exercise Date with respect. to the purchase of Stock is a day on which the Stock is selling exdividend but is on or before the record date for such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price be less than this par value of the Stock.

          Sec. 4.04  Exercise of Purchase Privilege.

               (a) Subject to the provisions of Section 4.02 above and of paragraph (b) of this Section 4.04, if on the tenth business day prior to any Exercise Date there is standing, to the credit of a Participant in his/her Stock Purchase Account an amount equal to, or greater than, the Purchase Price of one share of Stock for the Offering that expires on such Exercise Date, there shall be purchased for the Participant at such Purchase Price the largest number of whole shares of Stock as can be purchased with the amount then standing to the Participant's credit in his/her Stock Purchase Account. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the offering from which the purchase was made.

               (b) A Participant may not purchase shares of Stock having an aggregated Market Value of more than twenty-five thousand dollars ($25,000), determined at the time off the Offering(s), for each calendar year in which one or more such Offering(s) is/are outstanding at any time, and a Participant may not purchase a share of Stock under any Offering after the expiration of the Purchase Period for such Offering.

          Sec. 4.05 Establishment of Stock Purchase Account. Each Participant shall authorize payroll deductions from Compensation for the purposes of funding his/her Stock Purchase Account. In the Purchase Agreement, each Participant shall authorize a deduction from each payment of his/her Compensation during a Purchase Period, which deduction shall be not less than two percent (2%) nor more than ten percent (10%) of the gross amount of such payment, rounded to the nearest whole dollar amount. Any Participant who has elected payroll deductions which exceed two percent (2%) of his/her payments of Compensation may reduce his/her payroll deduction rate during any Purchase Period, provided no such reduction shall reduce the payroll deduction rate below two percent (2%). The payroll deduction rate may not be increased during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Offering by filing notice thereof prior to the Offering Date on which such subsequent Offering commences.

          Sec. 4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by any Participant under this Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the amount standing to the credit of each Participant on the tenth (10th) business day prior to the Exercise Date in his/her Stock Purchase Account in the Offering that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. The remaining balance standing to the Participant's credit in his/her Stock Purchase Account shall remain credited to such Stock Purchase Account for the next succeeding Offering under this Plan. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

          4.07  Share Ownership; Issuance of Certificates.

               (a) The shares purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under this Plan shall be delivered by the Company in a manner as determined by the Administrative Committee, provided, however, that all shares acquired by Participants during any Plan Year shall be delivered not later than one hundred twenty (120) days following the last day of such Plan Year.

               (b) The Administrative Committee, in its sole discretion, may determine that the shares of Stock shall be delivered by the Company to the Participant by issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by a Participant on an Exercise Date or during a Plan Year, or that the shares of Stock purchased by all Participants shall be delivered to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Administrative Committee from time to time, which shares shall be maintained by such member firm in separate brokerage accounts of each Participant. Each certificate or brokerage account, as the case may be, may be in the name of the Participant or, if he/she designates on his/her Stock Purchase Agreement, in his/her name jointly with his/her spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or brokerage account in his/her name as tenant in common with his/her spouse, without right of survivorship. Such designation may be changed by filing notice thereof.

                                  ARTICLE V.

                              SPECIAL ADJUSTMENTS

          Sec. 5.01 Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

               (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

               (b) The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

               (c) Any amount remaining in the Stock Purchase Account of any Participant shall be repaid to such Participant.

          Sec. 5.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Administrative Committee acting with the consent of, and subject to the approval, of the Board of Directors.

          Sec. 5.03 Effect of Certain Transactions. Subject to any required action by the shareholders, it the Company shall be the surviving or resulting corporation in any merger or consolidation, any Offering hereunder shall pertain to and apply to the shares of stock of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, this Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger, or consolidation, and the balance then standing to the credit of each Participant in his/her Stock Purchase Account shall be returned to him/her.

                                  ARTICLE VI.

                                 MISCELLANEOUS

          Sec. 6.01 Non-Alienation. The right to purchase shares of Stock under this Plan is personal to the Participant, is exercisable only by the Participant during his/her lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the Exercise Date occurring at the close of the Purchase Period in which the Participant's death occurs, including shares of Stock purchased as of that date or prior thereto with moneys deposited by the Participant and/or withheld from the Participant's compensation.

          Sec. 6.02 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of this Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

          Sec. 6.03 Administrative Committee. The Board of Directors shall designate a committee to be the Administrative Committee of the Plan. The Administrative Committee shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrative Committee shall adopt and prescribe the contents of all forms required in connection with the administration of this Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Administrative Committee's interpretations and decisions in respect of this Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

          Sec. 6.04 Amendment of this Plan. The Board of Directors may, at any time and from time to time, amend this Plan in any respect, except that no amendment may

               (a) increase the number of shares reserved for purposes of this Plan;

               (b)  reduce the Purchase Price per share; or

               (c) allow any person who is not an Eligible Employee to become a Participant without the approval of the shareholders.

          Sec. 6.05 Expiration and Termination of this Plan. Unless terminated prior thereto pursuant to Section 5.01 to this Plan, this Plan shall continue in effect until 11:59 p.m., Pitman, New Jersey time on June 30, 2001, provided, however, that the Board of Directors shall have the right to terminate this Plan at any time prior thereto without notice to any Participant. Upon the expiration or termination of this Plan, the balance, if any, then standing to the credit of each Participant in his/her Stock Purchase Account shall be refunded to him/her.

          Sec. 6.06 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under this Plan.

          Sec. 6.07 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrative Committee and shall be effective only when received by the Administrative Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to K-Tron International, Inc., Routes 55 and 553, Pitman, New Jersey 08071, Attention: Stock Purchase Plan Committee.

          Sec. 6.08 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is.at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

          Sec. 6.09 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as a part of the text. The masculine shall include the feminine, and vice versa.

         Sec. 6.10 Severability of Provisions; Prevailing Law. The provisions of this Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, this Plan shall continue to exist as though such provision had never been included therein. This Plan shall be governed by the laws of the State of New Jersey, to the extent such laws are not in conflict with or superseded by federal law.

                       K-TRON INTERNATIONAL, INC. PROXY

                               ROUTES 55 AND 553
                                 P.O. BOX 888
                         PITMAN, NEW JERSEY 08071-0888

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints LEO C. BEEBE and EDWARD B. CLOUES, II, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") to be held May 10, 1996, and any adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated below.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                                                                SEE REVERSE
                                                                   SIDE

/ X /  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE



 1.     Election of Directors      FOR  / /   WITHHELD  / /
        Class III

        NOMINEES: Norman Cohen, Richard J. Pinola

        For, except vote withheld from the following nominee(s):

        --------------------------------------------------------


 2.     Approval of Extension of the Company's Employee Stock Purchase Plan.

                FOR  / /    AGAINST  / /    ABSTAIN  / /


 3.     Approval of the Company's 1996 Equity Compensation Plan.

                FOR  / /    AGAINST  / /    ABSTAIN  / /


 4. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. WITH RESPECT TO THE ELECTION OF DIRECTORS, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS THE CLASS III DIRECTORS. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the related Proxy Statement.



PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE


SIGNATURE ______________________________________________

SIGNATURE IF HELD JOINTLY ______________________________ DATE ______, 1996


Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.